Exhibit 3.210

[Seal of the State of Nevada]	DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles Of Organization Limited-Liability Company (PURSUANT TO NRS 86)	Filed in the office of /s/ Dean Heller	Document Number 20060819588-87
	Dean Heller Secretary of State State of Nevada	Filing Date and Time 12/21/2006 4:09 PM
Entity Number E0935272006-1

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited- Liability Company	DCH Exchange, LLC		Check box if a Series Limited- Liability Company ☐
2. Resident Agent Name and Street Address: [Illegible]	CSC Services of Nevada, Inc. Name 502 East John Street Physical Street Address Additional Mailing Address	Carson City City City	NEVADA 89706 Zip Code State Zip Code
3. Dissolution Date: (OPTIONAL-see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (check one)	Company shall be managed by	☐ Manager(s) OR ☒ Members
5. Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)	Harrah’s Operating Company, Inc. Name One Harrah’s Court Address Name Address Name Address	Las Vegas City City City	NV 89119 State Zip Code State Zip Code State Zip Code
6. Names, Addresses and Signatures of Organizers (if more than one organizer attach additional page)	Angela P. Winter Name One Harrah’s Court Address	/s/ Angela P. Winter Signature Las Vegas City	NV 89119 State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited-liability company. CSC Services of Nevada, Inc.
	By: Authorized Signature of R.A. or On Behalf of R.A. Company		Date 12-21-06

This form must be accompanied by appropriate fees.